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MONETTA FUNDS                                                      IRA PLAN

                                                            January 1, 1997

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    1776-A S. Naperville Road, Suite 207 . Wheaton, Illinois  60187-8133 .
                                 1-800-MONETTA
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HOW TO OPEN A MONETTA IRA ACCOUNT

Fill out the application and beneficiary form at the back of this booklet and mail it, together with your check, to Firstar Trust Company at the address shown on the application.

If you and your spouse are each setting up an IRA, two separate accounts will be required even if your spouse's contribution to his or her IRA is based on your compensation (see below). Have your spouse fill out the extra application and beneficiary form, and return it along with yours to Firstar Trust Company.


If you intend to make an IRA contribution for more than one year at this time, please indicate the years and the amount for each year.

MINIMUM CONTRIBUTION

The initial contribution must be at least $250, which initial contribution may be divided among the Funds as long as at least $250 is invested in any Fund. Subsequent investments must be at least $50. However, you are not required to make a contribution every year.

CUSTODIAN FEES


Acceptance fee..........................................     no charge
Transfer to Successor Trustee...........................     $15.00
Transfer from Prior Trustee.............................     no charge
Annual maintenance fee..................................     $12.50
Distribution(s) to a Participant
 (single annual charge for any number of distributions).     $15.00
Refund of Excess Contribution...........................     $15.00
Systematic Withdrawal Plan Distributions................     no charge
Telephone Exchanges (unless declined)...................     $5.00 per exchange

Note: Each IRA account is subject to the above fees, including accounts for spouses and each of multiple accounts for the same participant except that there is a $25.00 maximum fee per participant.

The $12.50 annual maintenance fee will be charged to each account if not paid before October 15th. No maintenance fee will be charged the first year if the account is opened between November 1st and December 31st of that year.

            This booklet is authorized for distribution only when preceded or accompanied by a current Monetta Trust and
                      Monetta Fund, Inc. prospectus.

REGULAR IRA

Who qualifies? You qualify in any year when you have earnings from employment or self-employment. You qualify even if you are also covered by a retirement program of your employer or a Keogh plan. However, if you and/or your spouse are active participants in such a plan, your deduction for your IRA contribution may be reduced or eliminated depending on your income. See the Disclosure Statement, Section (2), "Deductible Contributions" and "Nondeductible Contributions."

You may contribute up to $2,000 or 100% of your earned income, whichever is less. Alimony and separate maintenance payments are treated as earned income for this purpose.

You may not contribute to your regular IRA for any year if you are over age 70-1/2 before the end of the year.



If your spouse has less than $2,000 in earned income and you file a joint return, you may jointly contribute up to the lesser of $4,000 or 100% of your combined earned income. The contribution may be divided between your IRA and your spouse's IRA in any way you decide, so long as the portion allocated to either one does not exceed $2,000. (If you are making a contribution for 1996, the combined limit is the lesser of $2,250 or your earned income.)

SEP-IRA

Your employer may set up a simplified employee pension plan (SEP) and contribute to your IRA and the IRA of each other eligible employee up to $30,000 or 15% of compensation, whichever is less. The employer contribution must be based on a written formula, which cannot discriminate in favor of officers, shareholders or self-employed or highly compensated individuals.



You can have a Regular IRA, even if you have a SEP-IRA, too. See Disclosure Statement Section 1(c), "SEP-IRAs" for more details.

SIMPLE-IRA

Up until 1997, employers with up to 25 employees could allow eligible employees to elect to have a portion of their pay withheld and contributed to a special type of SEP-IRA called a "salary reduction SEP", or SAR-SEP. Beginning in 1997, SAR-SEPs have been abolished, and a new type of IRA, called a SIMPLE-IRA, has been established in their place for employers with up to 100 employees. In a SIMPLE-IRA, you can elect to have up to $6,000 of your compensation in any year withheld and deposited in an IRA, and your employer must generally make an additional contribution to your account as well. SIMPLE-IRAs are otherwise very similar to SEP-IRAs. See Disclosure Statement, Section 1(d), "SIMPLE-IRAs" for more details.

The Monetta Funds IRA Application and form of IRA custody account included with these materials cannot be used to open a SIMPLE-IRA. If you or your employer are interested in a SIMPLE-IRA, call 1-800-MONETTA for the necessary forms.

ROLLOVER IRA

If you receive a distribution from the qualified retirement plan of a former employer, you may be eligible to roll over the distribution to an IRA free of tax. You may under certain circumstances make a rollover again to the profit sharing or pension plan of a new employer. If you want to have that right, however, your rollover IRA derived from an employer's qualified plan must be kept separate from any other IRA you may have. Qualified retirement plans are required to withhold 20% of most distributions to you for payment of income taxes unless your plan balance is transferred directly to an IRA or another qualified plan. This means that a direct transfer may be preferable to a rollover for moving your qualified plan balance to a Monetta IRA. See "Transfer From a Qualified Retirement Plan to a Monetta IRA," below.

You may also make a rollover to a Monetta IRA from another IRA. However, a rollover of the same funds from one IRA to another may be made no more than once during a 12-month period. An amount withdrawn from a SIMPLE-IRA during the first two years of participation may only be rolled over into another SIMPLE-IRA.

Any rollover must be made within 60 days after receipt of the distribution from your employer's qualified plan or your previous IRA. Otherwise, the distribution will be subject to tax for the year you receive it.

See Disclosure Statement, Section 1(b), "Rollover IRAs."

TRANSFER FROM A QUALIFIED RETIREMENT PLAN TO A MONETTA IRA

You may also make a direct transfer of funds from your employer's qualified retirement plan to a Monetta IRA. Retirement plans are required to transfer distributions directly to an IRA if the employee directs, and are also required to withhold 20% of the distribution for taxes if a distribution is not transferred directly to an IRA or another plan. Generally speaking, these rules regarding direct transfers apply to any distribution that could be rolled over into an IRA.

The procedure for making a direct transfer from a retirement plan into a Monetta IRA is the same as the procedure for a direct transfer from another IRA, discussed below.

TRANSFER TO A MONETTA IRA FROM ANOTHER IRA

You may also make a direct transfer of funds from another IRA to a Monetta IRA. The 12-month restriction on IRA rollovers does not apply to direct transfers. The transfer must be direct from your existing IRA to a Monetta IRA without your having physical contact with the funds transferred. To make a transfer:

1)  Follow the procedure for opening an account.

2) Complete the attached Transfer Form to instruct your present custodian or trustee to transfer the assets of your present account to Firstar Trust Company as successor custodian. Have your signature guaranteed if required by your present custodian.

3) Send the completed transfer form, along with the Monetta IRA application and beneficiary form, to Firstar Trust Company.

4) Firstar Trust Company and your present custodian or trustee will complete the details of transferring your funds to your Monetta IRA.

TELEPHONE EXCHANGE PLAN

Contributions to your IRA are invested at your election in Monetta Fund, Monetta Small-Cap Equity Fund, Monetta Mid-Cap Equity Fund, Monetta Large-Cap Equity Fund, Monetta Balanced Fund, Monetta Intermediate Bond Fund or Monetta Government Money Market Fund. A telephone exchange privilege is available among these funds by making your election on the IRA application.

TAX BENEFITS

You may be able to deduct part or all of the yearly contributions to your IRA from your gross income, depending on whether you and/or your spouse are active participants in a retirement program of your employer or a Keogh plan, and depending on your income. See the Disclosure Statement, Section (2), "Deductible Contributions." You may claim such a deduction even if you do not itemize your deductions. The Monetta IRA is in the form of IRS Form 5305-A, which is automatically deemed acceptable by the Internal Revenue Service. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

WHEN CAN AN ACCOUNT BE OPENED?

You can open your account and make a contribution for any year at any time up to the due date of your federal income tax return for that year (excluding extensions). Rollovers and direct transfers from other IRAs or retirement plans can be made at any time during the year, so long as a rollover contribution is made within 60 days after the distribution from the other IRA or retirement plan is received by you. A distribution from a qualified plan may be subject to income tax even if the distribution is rolled over to an IRA. See "Rollover IRA" and "Transfer From a Qualified Plan to a Monetta IRA," above.

DO I PAY TAX ON DIVIDENDS AND DISTRIBUTIONS?

No, all dividends and distributions accumulate tax-free. Tax is paid when you (or your beneficiary) withdraw your retirement benefits. See the Disclosure Statement, Section (5), "Income and Penalty Taxes."

WHEN MAY I MAKE WITHDRAWALS?

Withdrawals can start after age 59-1/2, and must start by April 1 after the end of the year in which you (or your spouse, in the case of a spousal account) reach age 70-1/2. Withdrawals can be made in a lump sum or in installments. The Internal Revenue Code imposes complex limits on the length of time over which withdrawals from an IRA can be made. See the Disclosure Statement, Section (4), "Distributions from your IRA." Withdrawals are subject to tax as ordinary income, except for any portion rolled over to another IRA or considered to be a return of nondeductible contributions. See Disclosure Statement, Section (5), "Income and Penalty Taxes."

WHAT IF I MAKE A WITHDRAWAL BEFORE AGE 59-1/2?

A withdrawal can be made without penalty before age 59-1/2 only in case of death or permanent disability, in the case of certain periodic payments, or to pay certain medical expenses (including medical insurance premiums if you are unemployed). Otherwise, a withdrawal before age 59-1/2 is a premature withdrawal and is subject to a penalty tax of 10% of the portion that is included in your income, in addition to the regular income tax. But neither the regular income tax nor the 10% penalty tax applies to any portion rolled over to another IRA or considered as a return of your nondeductible contributions. If you make a withdrawal from a SIMPLE-IRA during the first two years of your participation, the penalty tax is 25% instead of 10%.

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

HOW ARE DISTRIBUTIONS MADE AFTER MY DEATH?

If you die on or after April 1 of the year after you reach age 70 1/2, the remaining balance of your IRA will continue to be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect before your death.

If you die before April 1 of the year after you reach age 70 1/2, the entire balance of your IRA account must be distributed by December 31 of the year in which the 5th anniversary of your death occurs.

However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life or the life expectancy beginning no later than December 31 of the year following the year in which you die.

If the beneficiary is your spouse, those installment payments don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2.

In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in the IRA (or the remaining part of such interest if distribution has already begun) as his or her own IRA subject to the regular IRA distribution requirements. In such a case, your spouse will be considered to be the covered individual under the IRA.

If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA.

If distributions are made from your IRA to your surviving spouse (or to a trust of which your surviving spouse is the income beneficiary), the amount which your surviving spouse or the trust is entitled to receive in each year must be at least equal to the income of your IRA (or of the portion of your IRA which benefits your surviving spouse or the trust) for that year.

               You have the right to elect the manner in which your life expectancy and the life expectancy of your beneficiary will be calculated. This election must generally be made by the April 1 of the year following the year in which you reach age 70 1/2, and can have a significant effect on your tax and estate planning. If you have a substantial balance in your IRA, you should consult a qualified tax advisor before deciding how to calculate life expectancies.
                              ____________________

The Monetta IRA Plan is sponsored by Monetta Fund and Monetta Trust. This brief outline of the Plan is not intended as a full explanation of the Individual Retirement Plan, but we hope that we have answered some of the questions that occur to you.

             WE URGE YOU TO READ THE ENCLOSED MATERIAL THOROUGHLY.

                  MONETTA FUNDS INDIVIDUAL RETIREMENT ACCOUNT

                             Disclosure Statement
                             --------------------

                              (January 1, 1997)

          This Disclosure Statement is being given to you to assure that you are informed and understand the nature of an Individual Retirement Account ("IRA"). This disclosure statement explains the rules governing IRAs.

          Your Right to Revoke this IRA. You may revoke this IRA at any time within seven days after the later of the date you received this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your IRA. To revoke the IRA, you must either mail or deliver a notice of revocation to the following address:

                    Firstar Trust Company, Custodian
                    Monetta Funds
                    P.O. Box 701
                    Milwaukee, Wisconsin 53201-0701

          If a notice of revocation is mailed, it will be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your IRA, you are entitled to a return of the entire amount contributed.

            (1) TYPES OF INDIVIDUAL RETIREMENT ACCOUNTS; ELIGIBILITY

          In General. There are several types of IRAs. For example, there is a "Regular IRA" to which you may make contributions for yourself or for your spouse. There is a "Rollover IRA" which you can set up to receive assets from a qualified plan, annuity or another IRA. There is a SEP-IRA (which is also known as a Simplified Employee Pension Plan) which your employer can establish for you. Finally, there is a SIMPLE-IRA (also known as a Salary Incentive Match Plan
IRA) which an employer can use for a salary reduction plan. Following is a general description of the rules which apply to each of these types of IRAs and who is eligible to establish them.

          (a) REGULAR IRA. You may contribute up to the lesser of $2,000 or 100% of your compensation if you have not reached age 70 1/2 during the taxable year. You may make this contribution even if you or your spouse is an active participant in a qualified employer plan. However, as explained below, the amount of the contribution which you may deduct may be limited. Compensation includes wages, salary, commissions, bonuses, tips, etc. but does not include income from interest, dividends or other earnings or profits from property, or amounts not includible in your gross income.

          If your spouse's compensation in a year is less than $2,000, your spouse may still be able to make a contribution to an IRA if you file a joint income tax return for the year. Under such an arrangement, you and your spouse may qualify for a total contribution equal to the lesser of $4,000 (beginning in 1997) or 100% of your combined compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $2,000 annually into either one. While you cannot contribute to your IRA in the taxable year in which you reach 70 1/2, you can still contribute to your spouse's IRA if he or she has not reached 70 1/2. A spousal IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse.

          For years prior to 1997, the maximum combined contribution to your IRA and your spouse's IRA is $2,250, and a spousal IRA can be established only if your spouse either had no earned income for the year, or elects to be treated as having no earned income for this purpose. Your spouse's election for years prior to 1997 is made by claiming a spousal IRA deduction on your tax return.

          (b) ROLLOVER IRAs. All or a portion of certain distributions from qualified retirement plans, annuities and other IRAs may be "rolled over" tax-free without regard to the limits on annual contributions to a Regular IRA, but no deduction is allowed with respect to such a contribution. There are three basic types of rollovers: rollovers from a qualified pension or profit-sharing plan, rollovers from another IRA, and rollovers from a tax-sheltered annuity. All distributions must be rolled over within 60 days after you receive the distribution to receive tax-free treatment.

          From a Qualified Plan. In general, you may roll over any portion of a distribution that you receive from a qualified employer-sponsored pension or profit-sharing plan (including a 401(k) plan), except that you cannot roll over
(1) one of a series of substantially equal periodic payments (such as an annuity), (2) a minimum distribution required to be made after you reach the age of 70 1/2, or (3) the portion of a distribution that represents the return of your own after-tax contributions. If you receive a distribution of property rather than cash, you can sell the property and roll over the sale proceeds, as long as you complete the rollover within 60 days from the original date of distribution.

          If you make a rollover from a qualified employer plan to an IRA, you may in turn, under certain circumstances, make a rollover from the IRA into the qualified plan of a subsequent employer. To preserve that right, however, you must keep the rollover IRA separate from any other IRA you may have, since you cannot make a rollover to an employer plan from an IRA to which you have made yearly contributions.

          Instead of receiving a distribution from a qualified plan and rolling it over, you may also direct the trustee or custodian of any qualified retirement plan to transfer a distribution from the plan directly to an IRA. If a distribution from a plan can be rolled over, the plan is required by law to transfer the distribution directly to an IRA, or another employer's plan, if you so direct. If you do not direct the distribution to be transferred directly to an IRA or another plan, the plan making the distribution will be required to withhold 20% of the distribution for the payment of income taxes, even if you subsequently roll over the distribution.

          Rollover amounts you receive from a qualified employer plan may not be deposited in your spouse's IRA, but if you should die while still a participant in a qualified plan, in certain cases your spouse may be allowed to make a tax-free rollover to an IRA. The amount of the death payout rolled over by a spouse into an IRA may not subsequently be rolled over into another employer's qualified plan or annuity. Beneficiaries other than your spouse are not allowed to roll over distributions they receive after your death.

          From Another IRA. In general, any distribution or withdrawal that you receive from an IRA can be rolled over into another IRA within 60 days, except that (1) you cannot roll over the minimum distributions you are required to receive after age 70 1/2, (2) you can only make a rollover from one IRA to another once in any twelve-month period, and (3) a distribution from a SIMPLE-IRA that is made within the first two years after you first begin to participate in the SIMPLE-IRA can only be rolled over to another SIMPLE-IRA. You may also request the trustee or custodian of an IRA to make a direct transfer to the trustee or custodian of another IRA. Such direct transfers are not limited to one in a twelve month period. Unlike the trustees of qualified retirement plans, trustees of IRAs are not legally required to make direct transfers, but most of them do. Your spouse may generally roll over distributions that he or she receives from your IRA after your death, but no beneficiaries other than your spouse may do so.

          Tax Sheltered Annuities. Tax-sheltered annuity plans, sometimes called "403(b) plans", are a retirement benefit offered by certain governmental and not-for-profit employers, such as schools and hospitals. If you receive a distribution from a tax sheltered annuity plan other than in the form of an annuity, it may generally be rolled over to an IRA under rules similar to those that apply to distributions from qualified employer plans, as described above. As with a rollover distribution from an employer plan, you should keep a rollover from a tax sheltered annuity plan in a separate IRA account and not make any other contributions to it (including rollovers from other types of plans) if you wish to preserve the right to roll over to another tax sheltered annuity plan in the future. Distributions from other types of governmental retirement plans may or may not be eligible for a rollover depending on whether the employer has chosen to comply with IRS guidelines. Distributions from voluntary deferred compensation plans maintained by government and not-for-profit employers, sometimes known as "Section 457 plans", are not eligible for a rollover to an IRA.

          Strict requirements must be met to qualify for tax-free rollover treatment. You should consult your personal tax advisor in connection with rollovers to and from your IRA.

          (c) SIMPLIFIED EMPLOYEE PENSION PLAN (SEP-IRA). An employer may adopt a SEP-IRA and contribute to your SEP-IRA even if you are covered by another retirement plan. The Code permits an employer to contribute to your SEP-IRA up to 15% of your compensation (computed without regard to the contribution) or $30,000 (or such other amount as may be prescribed by the Secretary of the Treasury), whichever is less. The contributions are deductible by the employer and are generally not includible in your income until you receive distributions. Employer contributions must be made under a written allocation formula which cannot discriminate in favor of so-called "highly compensated employees" (as defined in the Code). Employer contributions are considered discriminatory unless they bear a uniform relationship to the first $160,000 of each participant's compensation.

          An employer must cover each employee who has attained age 21 and has performed service for the employer during at least three of the immediately preceding five calendar years, but employees who earn less than $300 in the year in question, employees covered by certain collective bargaining agreements and certain nonresident aliens may be excluded. "Leased employees" (i.e., those individuals who are not the employer's employees, who are hired through a "leasing organization", are under the primary direction or control of the employer, and who provide services on a substantially full-time basis for more than a year) must be treated as regular employees for the purposes of making SEP-IRA contributions, unless the leasing organization provides prescribed minimum pension benefits to the leased employees. Any SEP-IRA contribution made by the leasing organization attributable to services performed for the employer may be used to reduce the employer's contribution to a leased employee's SEP-IRA.

          Generally, if the employer does not maintain an integrated plan at any time during the taxable year, Old Age and Survivor Disability Insurance ("OASDI") contributions may be taken into account as contributions by the employer to the employee's SEP-IRA but only if such OASDI contributions are taken into account with respect to each employee maintaining a SEP-IRA. If the SEP-IRA is part of a top-heavy plan as defined in the Code, the employer must make a minimum contribution to each non-key employee's SEP-IRA for each year that the plan is top-heavy. Generally, a plan is top-heavy if the aggregate of the accounts of key employees as defined in Code Section 416 (i.e., certain officers, owners and highly compensated individuals) exceeds 60% of the aggregate of the accounts of all employees. If the employer maintains more than one plan, such plans may, or under certain circumstances must, be aggregated for purposes of determining whether the SEP-IRA is top-heavy. Generally, the minimum contribution required to be made to the SEP-IRA of each non-key employee in a top-heavy year is 3% of the employee's compensation.

          (d) SIMPLE-IRAs. Up until 1997, employers with up to 25 eligible employees could allow employees to elect to have a portion of their pay withheld and contributed to a special type of SEP-IRA, called a "salary reduction SEP", or SAR-SEP. Beginning in 1997, SAR-SEPs have been abolished, and a new type of IRA, called a SIMPLE-IRA, has been established instead. Although new SAR-SEPs cannot be established after 1996, SAR-SEPs that were in existence on December 31, 1996, can remain in existence and continue to receive contributions in future years, including contributions for new employees. Beginning in 1997, employers with up to 100 eligible employees can establish SIMPLE-IRAs. In a SIMPLE-IRA, you can elect to have up to $6,000 of your compensation in any year withheld and deposited in an IRA, and your employer must generally make an additional contribution to match the amount that you have withheld up to a maximum of 3% of your compensation. The employer may elect to lower the maximum matching contribution to as low as 1% in some years, but may not lower the maximum match in more than two years out of every five. The employer may also elect to make a contribution equal to 2% of compensation for all eligible employees in any year instead of making matching contributions. All employees who have been paid at least $5,000 in two prior years and expect to be paid $5,000 in the current year must eligible to participate (excluding nonresident aliens and union workers whose collective bargaining agreement does not provide for them to participate). SIMPLE-IRAs are otherwise very similar to SEP-IRAs.

          Although SEP-IRAs and SIMPLE-IRAs are primarily intended to be adopted by employers for the benefit of their employees, these types of IRAs can also be established by a self-employed person for his own benefit, which may enable him to make a larger deductible contribution than would be permitted using a Regular IRA.
          The rules governing SEP-IRAs and SIMPLE-IRAs are complex. We suggest that you discuss them with your tax advisor.

          You may contribute to a Regular IRA even if you participate in a SEP-IRA or SIMPLE-IRA (although the deductibility of your contribution may be limited as described below). Except as otherwise noted, your SEP-IRA or SIMPLE-IRA generally is subject to the rules governing a Regular IRA. Your rights to withdraw amounts held in a SEP-IRA or SIMPLE-IRA cannot be restricted by your employer.

                              (2)  CONTRIBUTIONS

          In General. As explained in this part, the amount of your IRA contributions which you can deduct is subject to limits. All contributions and transfers to your Monetta IRA must be in cash, except that a rollover contribution may be made either in cash or in shares of the Monetta Funds. Contributions to your or your spouse's Regular IRA may be made up to the due date for filing your tax return for the taxable year (excluding extensions thereof) even if you file before the due date. In making contributions, you must indicate the tax year to which the contribution applies. If no tax year is designated, the custodian will assume that the contribution is intended to apply to the calendar year in which it is received. The time limit for designating the applicable tax year is April 15.

          Contributions made by an employer to your SEP-IRA or SIMPLE-IRA for a calendar year may be made no later than the due date of your employer's tax return (including extensions). In making a SEP-IRA or SIMPLE-IRA contribution, the tax year to which the contribution relates must also be specified or it will be deemed to relate to the calendar year in which it is received. In a SEP-IRA or SIMPLE-IRA, this designation of the tax year of a contribution must be made by the due date for contributions described above.

          Deductible Contributions. If you are single and are not an "active participant" in a retirement plan maintained by your employer, you can deduct the full amount of your IRA contribution up to the lesser of $2,000 or 100% of your compensation for the year. If you are married, you can deduct the full amount of your IRA contribution so long as neither you nor your spouse is an "active participant" in a retirement plan maintained by your respective employers. These plans include qualified pension, profit-sharing, stock bonus or money purchase plans, 401(k) plans, SEP-IRAs, SIMPLE-IRAs, qualified annuity plans, tax-sheltered annuities and pension or retirement plans of governmental agencies (but not voluntary deferred compensation plans known as "Section 457 plans"). In general, you are considered to be an active participant in a plan if an employer contribution or forfeiture was credited to your account during the year in the case of a defined contribution plan or, in the case of a defined benefit plan, you are eligible to participate even if you choose not to. You are considered to be an active participant in a plan if you make a contribution to the plan during a year even if your employer does not. For active participation, it does not matter whether any interest you have in a plan is vested or unvested.

          If you or your spouse is an active participant in a plan, the amount of the deduction you can claim for an IRA contribution is reduced or totally denied depending upon the amount by which your adjusted gross income for the year exceeds the "applicable dollar amount." The applicable dollar amount is $25,000 for single people and $40,000 for married individuals filing a joint tax return. If you are married but are filing separate tax returns, your applicable dollar amount is $0.

          If your adjusted gross income exceeds your applicable dollar amount by more than $10,000, you may not deduct any portion of your IRA contribution. However, if it is between $0 and $10,000 more than your applicable dollar amount, you can claim a tax deduction for your contribution. To determine the amount of the deduction, follow these steps. First, determine the amount of the contribution you can make. If, for example, you have compensation in excess of $2,000 you could make a $2,000 contribution to your Regular IRA. Next, subtract the applicable dollar amount from your adjusted gross income. If you are single and your adjusted gross income is $30,000, the difference would be $5,000. Next, divide this difference by $10,000. In the example $5,000/$10,000 equals 1/2. Accordingly, you may deduct 1/2 of your contribution. If the deduction limitation is not a multiple of $10, round the deduction to the next $10. If your adjusted gross income does not exceed $35,000 and you are single or $50,000 and you are married, you can deduct $200 regardless of how the computation comes out.

          Married persons who file separate returns are treated as unmarried for purposes of these rules if they did not live together at any time during the year.

          Nondeductible Contributions. Even though you may not be entitled to claim a deduction for contributions to your IRA, you are still allowed to make the contributions to the extent described in "Types of IRAs" above. To the extent that the amount of your contribution exceeds the deduction limit, it is considered a nondeductible contribution. Earnings on these contributions are not taxed until distributed, just like the earnings on deductible contributions. It may therefore be worthwhile making nondeductible contributions.

          You are required to report the amount of your nondeductible contributions on Form 8606 and attach it to your income tax return. If you overstate this amount, you may be liable for a tax penalty of $100 per overstatement.

                 (3)  INVESTMENT AND HOLDING OF CONTRIBUTIONS

          Contributions to your IRA, and the earnings thereon, are invested in shares of Monetta Fund, Monetta Small-Cap, Monetta Mid-Cap Equity Fund, Monetta Large-Cap Equity Fund, Monetta Balanced Fund, Monetta Intermediate Bond Fund or Monetta Government Money Market Fund (collectively "the Funds") according to the directions you give the Custodian.

          The assets in your account are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in writing delivered to the Custodian. The balance in your IRA represents a separate account which is clearly identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc.

                        (4) DISTRIBUTIONS FROM YOUR IRA

          Distribution During Your Life. The law permits distributions to be made from an IRA at any time after you attain age 59 1/2 without penalty, and requires that distributions commence no later than April 1 following the calendar year in which you attain age 70 1/2. Distributions may be in the form of a single payment or, in accordance with regulations, in substantially equal monthly, quarterly or annual payments over your life or the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement called the minimum distribution incidental benefit requirement. In general, this requirement puts a further limit on the maximum payout period. This further limit is based on a table in the income tax regulations, and if this limit applies to you, you should consult your tax advisor to determine your minimum distribution.

          If you direct distributions over your life or the joint lives of you and your designated beneficiary, the Custodian will use your IRA balance to purchase an immediate annuity contract from an insurance company you choose and your payments will be made under the annuity. You must provide a completed annuity application from the insurance company of your choosing.

          Any distribution instruction must specify the reason for the distribution. Examples of such reasons are: premature distributions (i.e., distributions before age 59 1/2), rollovers, disability, death, normal (59 1/2 or over), excess contribution returns and other.

          Distributions After Your Death. If you die after the April 1 after you reach age 70 1/2, but before the entire amount of your IRA has been distributed to you, the balance of your IRA must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect before your death.

          If you die before the April 1 following the year in which you reach age 70 1/2, the entire balance of the account must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life or the life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2. In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in the IRA (or the remaining part of such interest if distribution has already begun) as his or her own IRA subject to the regular IRA distribution requirements. In such a case, your spouse will be considered to be the covered individual under the IRA. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA.

          If distributions are made from your IRA to your surviving spouse (or to a trust of which your surviving spouse is the income beneficiary), the amount which your surviving spouse or the trust is entitled to receive in each year must be at least equal to the income of your IRA (or of the portion of your IRA which benefits your surviving spouse or the trust) for that year.

          Calculations of Life Expectancy. As discussed above, the minimum amount that you or your beneficiary must withdraw from your IRA is in many cases determined by your life expectancy or your beneficiary's life expectancy. In general, life expectancies are determined based on actuarial tables issued by the IRS in the year, and are recalculated in each year in which you or your beneficiary is required to receive a distribution. If you die before reaching age 70 1/2 and your beneficiary is your surviving spouse, your spouse will also generally redetermine his or her life expectancy for each year. Since life expectancies go up as people get older, recalculating your or your spouse's life expectancy each year will ordinarily result in a lower required annual distribution. However, it can also result in an acceleration of the amount that must be distributed, and the tax that must be paid, when you or you and your primary beneficiary die. To avoid this, you (or your surviving spouse) may elect instead to calculate your life expectancy at the time that you are required to begin receiving mandatory distributions. This election must be made before the date on which mandatory distributions must begin, and can't be changed after that date. Accordingly if you have a substantial balance in your account, it is very important that you consult a qualified tax advisor before you are required to begin receiving distributions.

                         (5) INCOME AND PENALTY TAXES

          Income Tax Treatment. Income tax on deductible IRA contributions and earnings on both deductible and nondeductible IRA contributions is generally deferred until you receive distributions. If you have made both deductible and nondeductible contributions to IRAs you maintain, a portion of each distribution you receive from any IRA (whether or not it is the one to which you made nondeductible contributions) will be considered to be a return of nondeductible contributions and therefore not included in your income for tax purposes. The balance of each distribution will be taxed as ordinary income regardless of its original source. The amount of any distribution which is considered to be a return of nondeductible contributions (and therefore not taxed) is determined by multiplying the amount of the distribution by a fraction. The numerator of the fraction is the aggregate amount of nondeductible contributions you have made to all of your IRAs over the years and the denominator is the balance in all your IRAs at the end of the year (after adding back any distributions you received during the year). The aggregate amount which can be excluded from income for all years cannot exceed the amount of nondeductible contributions that you made in those years.

          Taxable distributions from your account are taxed as ordinary income regardless of their original source. They are not eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans.

          Penalty Tax for Premature Distributions. Your IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the IRA before reaching age 59 1/2 and do not roll it over, a nondeductible 10% penalty will be imposed on the portion of the distribution which is included in your gross income. (If you withdraw funds from a SIMPLE-IRA within the first two years after you begin to participate, the penalty is 25% rather than 10%). This penalty is in addition to any income tax you must pay on the distribution itself. The penalty does not apply to the extent that the distribution is considered a return of nondeductible contributions or a return of an excess contribution which is permitted tax-free (see below). The penalty also will not apply if the distribution is made due to your permanent disability or death or if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary. Beginning in 1997, the penalty does not apply to certain withdrawals used to pay medical insurance premiums after you have unemployed for at least 12 weeks, or certain larger medical bills.

          Penalty Tax for Excess Contributions. Contributions to an IRA above the permissible limits are nondeductible and are subject to an annual nondeductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. The tax is paid by the person to whom a deduction is allowed or in the case of a Rollover IRA, by the person for whose benefit it is established. If the person who contributed the excess takes no deduction for it and withdraws the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing the Federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions will be applied to the amount of net earnings. Generally, if the excess is withdrawn after the due date (including extensions) for filing the tax return for the year for which the contribution was made, not only will the excess contribution be subject to the 6% excise tax, but the amount of such excess and the net income attributable to it will also be includible in income; and if you have not attained the age of 59 1/2, or are not disabled, you will also be subject to the previously mentioned 10% penalty tax on premature distributions. The law provides, however, that if an individual has made a contribution to an IRA for a year which does not exceed $2,000 (excluding rollover amounts), all or part of which is an excess contribution for which he did not claim a deduction, and he does not correct the excess contribution before the due date (including extensions) for filing his tax return for the year, he nevertheless may withdraw the excess amount contributed (without the net income attributable thereto) at any time without incurring the 10% penalty tax on premature distributions or being required to include the amount withdrawn in income. The 6% excise tax will be imposed even in this special situation for the year of the excess contribution and each subsequent year until the excess is withdrawn or eliminated.

          The rules discussed above generally apply to SEP-IRAs and SIMPLE-IRAs as well. The law also allows you to withdraw tax-free and without penalty an excess contribution, regardless of the amount, made with respect to a rollover contribution (including an attempted rollover contribution), if the excess contribution occurred because you reasonably relied on erroneous information required to be supplied by the plan, trust or institution making the distribution that was the subject of the rollover.

          As an alternative to withdrawing excess contributions made to an IRA, such amounts may be eliminated by making reduced contributions; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is deducted in a later year for which you have not contributed the maximum deductible amount. If a contribution is made to your account in an amount less than the permissible limit in order to correct an excess contribution for a previous year for which you did not claim a deduction, you may under certain circumstances, taking into account the limits on contributions, be allowed to treat the amount of the reduction in the current year's contribution as an additional contribution for the current taxable year.

          Penalty Tax for Under-Distribution. If after April 1 following the year in which you attain age 70 1/2, the amount distributed is less than the minimum amount required by law to be distributed, a 50% excise tax may be imposed on any such deficiency. The minimum amount required by law to be distributed is generally based on your life expectancy or the joint and survivor life expectancy of you and your beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement which is called the minimum distribution incidental benefit requirement. In general, this requirement is designed to prevent you from naming a beneficiary who is much younger than yourself in order to extend your payout period. You should consult your tax advisor to determine your maximum distribution.

          The Internal Revenue Service may waive the penalty tax for under-distribution if the deficiency was due to reasonable error and reasonable steps are being taken to correct the deficiency.

          Penalty Tax for Excess Distributions and Accumulations. A 15% penalty tax is generally imposed on annual distributions from retirement arrangements (including IRAs) to the extent that such distributions in a year are considered "excess distributions." A distribution is an "excess distribution" if it exceeds $160,000 (or such higher amount as may be specified by the IRS) during any calendar year. In addition, upon your death, your estate may be subject to a tax of 15% of the excess of the balance in all such retirement arrangements over an amount equal to the present value of an annuity of $160,000 per year. The tax on excess distributions (but not the additional estate tax on excess accumulations) has been suspended for distributions received during 1997, 1998 and 1999. You should discuss how these rules apply to you with your tax advisor.

          Prohibited Transactions and Pledging Account Assets. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your IRA, the account will lose its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year, will be deemed distributed to you and includible in your gross income. These prohibited transactions would include borrowing money from your account. If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of nondeductible contributions, includible in your gross income. If you have not yet attained age 59 1/2, the 10% or 25% penalty tax on premature distributions discussed above will also apply. If your spouse engages in a prohibited transaction with respect to his or her account, the results will be the same.

                               (6) MISCELLANEOUS

          Federal Income Tax Withholding. Distributions from an IRA to the covered individual or to a beneficiary are subject to Federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10%. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested.

          Federal Estate and Gift Taxes. Generally, your IRA will be included in your estate for Federal estate tax purposes. If your spouse is your beneficiary, your IRA may qualify for a deduction for purposes of that tax. An election under an IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to Federal gift tax.

          Reports to the Internal Revenue Service. You are not required to file Form 5329 with the IRS unless you owe one of the IRA penalty taxes. These are the taxes on excess contributions, premature distributions, prohibited transactions and underdistributions after age 70 1/2.

          Financial Information. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

          Plan Sponsor. Monetta Fund and Monetta Trust are the sponsors of the Monetta IRA and perform most of the ministerial functions in connection with the maintenance of the accounts established under the Monetta IRA.

          Custodian Fees. Firstar Trust Company as the Custodian of your IRA currently charges an annual maintenance fee of $12.50 per account, per fund in which you have an investment. You should refer to the fee schedule for other fees which may be applicable. Note that IRAs for spouses require separate accounts, even if only one spouse makes the contributions. Each spouse's account is subject to the above fees.

          The $12.50 annual maintenance fee will be deducted from your account if not paid before October 15th. No maintenance fee will be charged the first year if the account is opened between November 1st and December 31st of that year.

          The Custodian may change any of the above fees from time to time.

          Requirements for Tax Qualification. In order to qualify for tax-exempt status an IRA must be a trust or custodial account created in the United States for the exclusive benefit of the depositor and his beneficiaries, and the trust or custodial agreement must meet the following requirements: (1) annual contributions must be limited as described above; (2) the trustee or custodian must either be a bank, or another financial institution that has been approved by the IRS; (3) no part of the IRA can be invested in life insurance contracts;
(4) the interest of the depositor must be nonforfeitable; (5) the assets of the IRA cannot be commingled with other property except in a common trust fund or common investment fund; and (6) the IRA must satify the minimum distribution requirements summarized above. The Monetta IRA is in the form of IRS Form 5305-A, which is automatically deemed acceptable by the IRS as to form. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

          Additional Information. You may obtain additional information regarding the taxation of IRAs from any district office of the Internal Revenue Service.

                                                                     Form 5305-A
                                                            (Rev. October, 1992)
                                                      Department of the Treasury
                                                        Internal Revenue Service

                      MONETTA FUNDS INDIVIDUAL RETIREMENT
                               CUSTODIAL ACCOUNT
              (Under Section 408(a) of the Internal Revenue Code)
                               (January 1, 1997)

                                   ARTICLE I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993 include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

                                  ARTICLE II

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                  ARTICLE III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                  ARTICLE IV

     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)- 2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

          (a)  A single sum payment.

          (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

          (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

          (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

          (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

          (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

          (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

          (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

          (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire Interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations section 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                  ARTICLE VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

                                  ARTICLE VII

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                 ARTICLE VIII

1.   Definitions.

     "Investment Company" shall mean an investment company as defined in Internal Revenue Code Section 851(a), shares of which Monetta Fund or Monetta Trust have agreed to offer for investment under this Account. "Investment Company Shares" or "Shares" shall mean shares of beneficial interest or capital stock of the Investment Company.

2.   Investment of Account Assets.

     (a) Each contribution forwarded by the Depositor to the Custodian shall identify the Depositor's account number and be accompanied by a statement signed by the Depositor identifying the Investment Company Shares in which that contribution is to be invested. The Custodian may return to the Depositor, without liability for interest thereon, any contributions which are not accompanied by adequate account identification or an appropriate signed statement directing investment of those contributions.

     (b) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner in which such shares are then being publicly offered by the Investment Company. All distributions received on Investment Company Shares held in the Custodial Account shall be reinvested in like Shares and credited to such Account. If any distribution of Investment Company Shares may be received at the election of the shareholder in additional like Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

     (c) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the Custodial Account and the Custodian shall not vote any of such shares, except upon written direction of the Depositor. The Custodian agrees to forward to every Depositor a then current Prospectus, reports, notices, proxies and related proxy soliciting materials applicable to Investment Company Shares received by the Custodian.

     (d) The Depositor may at any time, by a manually signed direction delivered to the Custodian, redeem any number of Investment Company Shares held for his account and reinvest the proceeds in the Shares of any other Investment Company. Telephone redemptions and reinvestments shall be done at the price and in the manner in which such Shares are then being redeemed or offered by the respective Investment Companies.

3.   Amendment and Termination.

     (a) Monetta Trust may, with the written approval of the Custodian, amend the Custodial Account in whole or in part (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendments not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his beneficiaries, nor shall any amendment be made except in accordance with the applicable law and regulations affecting this Custodial Account.

     (b) The Depositor may at any time terminate the Custodial Account by delivering to the Custodian a written notice of such termination setting forth the effective date thereof, together with any required withholding information.

     (c) The Custodial Account created by this Agreement shall automatically terminate upon distribution to the Depositor or the beneficiary designated under Paragraph 6 of Article VIII hereof of the entire balance in the Custodial Account.

     (d)  The Custodian may be removed by the Depositor at any time upon thirty
(30) days written notice to the Custodian. The Custodian may elect to terminate the Custodial Account upon thirty (30) days written notice to the Depositor.

     (e) In the event that the assets of any Investment Company in which the Custodian Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Custodian may make such amendments to this Agreement, or take such other action, as it may determine to be necessary or appropriate to accomplish such transaction and the exchange of Investment Company Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Depositor shall not be required for any such amendment or action, but the Depositor shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodian Account without fee, charge, load of penalty of any kind.

4. Taxes and Custodial Fees. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Custodial Account, or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation, shall be paid from the Custodial Account. Unusual administrative responsibilities not contemplated by the fee schedule will result in such additional charges as will reasonably compensate the Custodian for the services performed.

     The custodian fee listed in the fee schedule will be deducted by the Custodian from the initial contribution received from the Depositor. The annual maintenance fee will be deducted on the last business day in September for each year and enough fund shares will be redeemed to cover this fee. Fees as listed on the fee schedule will be deducted from the refund or redemption proceeds at the time of distribution or redemption and the remaining balance will be remitted to the Depositor in the case of distribution, or will be reinvested in accordance with the Depositor's instructions.

     5.   Reports and Notices.
          -------------------

     (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. No later than sixty (60) days after the close of each calendar year, or after the Custodian's resignation or removal pursuant to
Article VIII, Paragraph 3, the Custodian shall render to Depositor a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the Custodial Account at the close of the period.

     (b) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, the Investment Company and Monetta Fund and/or Monetta Trust at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

     6.   Designation of Beneficiary. The Depositor shall have the right, by
          --------------------------
written notice to the Custodian, to designate a beneficiary or beneficiaries, primary and contingent, to receive any benefit to which such Depositor may be entitled in the event of his death prior to the complete distribution of such benefit. In the event the Depositor has not designated any beneficiaries, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

     (a)  Spouse of the Depositor;

     (b) If the spouse shall predecease the Depositor, then in equal shares to any children surviving the Depositor and to the descendants then living of a deceased child, by the right of representation, or

     (c) If the Depositor shall leave neither spouse nor descendants surviving, then to the personal representative of the Depositor's estate.

     The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Depositor, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Depository Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from a Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

     7.   Inalienability of Benefits. The benefits provided hereunder shall not
          --------------------------
be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

     8.   Rollover Contributions. The Custodian may receive rollover
          ----------------------
contributions as described in section 408(d)(3) or any other applicable provisions of the Code, and regulations promulgated thereunder. If any property is transferred to the Custodian as a rollover contribution, such property shall be sold by the Custodian and the proceeds reinvested as provided in section 2 of this Article VIII. The Custodian reserves the right to refuse to accept any contributions which are not in the form of cash.

     9.   Conflict in Provisions. To the extent that any of the provisions of
          ----------------------
Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

     10.  Status of Depositors. Neither the Depositor nor any other person shall
          --------------------
have any legal or equitable right against the Custodian or the Investment Company except as provided herein. The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Account unless arising from the Custodian's own negligence or misconduct.

     11.  Loss of Exemption. If the Custodian receives notice that the
          -----------------
Depositor's Account has lost its tax-exempt status under section 408 of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

     12.  Applicable State Law.  This Custodial Account shall be construed,
          --------------------
administered and enforced according to the laws of the State of Wisconsin except to the extent Federal law supersedes Wisconsin law.

     13.  Distributions to Surviving Spouse. If distributions from the Custodial
          ---------------------------------
Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

     14.  Minimum Distributions; Election not to Recalculate Life Expectancies.
          --------------------------------------------------------------------
The following provisions supplement the provisions of Article IV with respect to minimum required distributions, and shall control over the provisions of Article IV in the event of any inconsistency. All paragraph references in this paragraph 14 are to paragraphs of Article IV unless otherwise provided.

     (a) If the Depositor fails to withdraw the entire balance in the Custodial Account by the April 1 of the year following the year in which he attains age
70 1/2, he shall be deemed to have elected to receive payments under paragraph 3(d) or, if he has a designated beneficiary (as determined under Part D of Proposed Regulations section 1.401(a)(9)-1) under paragraph 3(e). A beneficiary shall be deemed to have elected the method described in paragraph 4(b)(ii) if either he withdraws the minimum amount required for the first year under the method described in paragraph 4(b)(ii) and does not specifically elect the method described in paragraph 4(b)(i) by the end of such year, or if the date specified in paragraph 4(b)(i) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 4(b)(i).

     (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Depositor or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, O&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article IV and this paragraph.

     (c) Notwithstanding the references to "equal or substantially equal" payments, if the Depositor or a beneficiary is receiving distributions under paragraph 3(d), 3(e), or 4(b)(ii), he may withdraw amounts that exceed the minimum amount required by paragraph 5 in any year, provided, that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year, except that the minimum amount for the year in which the Depositor attains age 70 1/2, but no subsequent year may be withdrawn by April 1 of the following year.

     (d) In lieu of the methods of recalculating life expectancies annually as specified in paragraph 2, the Depositor may elect for purposes of paragraph 3(c) or 3(d), and the Depositor's surviving spouse may elect for purposes of paragraph 4(b)(ii), to have his life expectancy, or his and his designated beneficiary's joint and last survivor life expectancy, or the surviving spouse's life expectancy, initially calculated in the year specified in paragraph 5 and thereafter reduced by one year in each subsequent year. All elections described in this paragraph 14(d) shall be made in writing in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 3 or 4(b)(ii).

     (e) All references to the Proposed Regulations section 1.401(a)(9)-1 and 1.401(a)(9)-2 contained in Article IV and this paragraph 14 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article IV and this paragraph 14.

                         MONETTA FUNDS IRA APPLICATION

COMPLETE THIS APPLICATION AND SEND ALONG WITH YOUR CHECK MADE PAYABLE TO FIRSTAR TRUST COMPANY, TO: FIRSTAR TRUST COMPANY, Attn: Monetta Funds, P.O. Box 701, Milwaukee, Wisconsin, 53201-0701.

1.  IRA APPLICANT
    -------------
    Name of Individual:                       Social Security No.:
    ---------------------------------         ----------------------------------
    Street Address:                           Birth Date:
    ---------------------------------         ----------------------------------
    City:                                     State:           Zip Code:
    ---------------------------------         ---------------  -----------------
    Home Phone:  (  )                         Business Phone:  (  )
    ---------------------------------         ----------------------------------

2. CONTRIBUTION IS FOR CURRENT YEAR UNLESS YOU SPECIFY DIFFERENT YEAR BELOW
   ------------------------------------------------------------------------

   Contribution is for 19____. If no year is indicated, current year will be assumed.

3. CONTRIBUTION TYPE (Check one. For contributions which are not Regular, see the appropriate section of the IRA Disclosure Statement in the Plan Booklet for special instructions.) A Rollover consists of a qualifying distribution which is paid to you from an employer's qualified plan or from another IRA, to be deposited in your Monetta IRA within 60 days.

       [  ]  Regular  [  ]  Rollover  [  ]  Transfer  [  ]  SEP

       [  ]  Direct transfer

    If a rollover or direct transfer, check one box to indicate the source of the funds: [ ] an employer's qualified plan or an IRA derived from a rollover from such a plan; [ ] an IRA to which you contributed [ ] a SEP-IRA or [ ] a tax-sheltered annuity (403(b)) plan or an IRA derived from a rollover from such a plan

4. INVESTMENT OF CONTRIBUTIONS
   ---------------------------

   (1) If you do not choose a Fund, all of your contributions will be invested in the Monetta Government Money Market Fund.

   (2) Initial Investment Minimums: $250 Per Fund Account.

   (3) Subsequent Investment Minimums:  $50 Per Fund Account.

   (4) There is an Annual Maintenance Fee charged by the Custodian of $12.50 per Fund account. This fee is paid automatically by redeeming shares from your account unless you add the fee to your contribution check or enclose a separate check for your fee made payable to Firstar Trust Company. Please see the Plan Booklet for further information on Custodian Fees.

          Fund                                Dollar Amount to be Invested

          MONETTA FUND                             $
                                                    --------------------
          MONETTA SMALL-CAP EQUITY FUND            $
                                                    --------------------
          MONETTA MID-CAP EQUITY FUND              $
                                                    --------------------
          MONETTA LARGE-CAP EQUITY FUND            $
                                                    --------------------
          MONETTA BALANCED FUND                    $
                                                    --------------------
          MONETTA INTERMEDIATE BOND FUND           $
                                                    --------------------
          MONETTA GOVERNMENT MONEY MARKET FUND     $
                                                    --------------------
            Total Contributions                    $
                                                    ====================
            Total Fees ($12.50 per Fund Account)*  $
                                                    ====================
            Total                                  $
                                                    ====================

                       Application continued on reverse.


                      *Limited to $25.00 per Participant

5. TELEPHONE EXCHANGE The telephone exchange privilege offered by the Monetta Funds is automatically available unless you check the box below. The exchange privilege authorizes the Funds and their transfer agent to act on telephone instructions from any person to make an exchange.

                 [  ]  I do not authorize telephone exchanges

6. BENEFICIARY DESIGNATION I hereby designate the following as my Beneficiary(ies) under my Monetta Funds Individual Retirement Account
      (IRA):


-----------------------------            -------------------------------
Name                                     Relationship

-----------------------------            -------------------------------
Street Address                           Social Security No.

---------------   -----------            --------------    -------------
City              State                  Zip Code          Birth Date

      Every payment under my IRA by reason of my death shall be made to my Beneficiary if he or she is living at the time such payment becomes due; and if there is no designated Beneficiary living at the time any such payment becomes due, the payment shall be made to my estate.

      A Beneficiary Designation shall be valid only if dated, signed and filed with the Custodian under the Plan before my death. I understand that I may change my beneficiary designation by completing a "Change of Beneficiary" form that I can obtain by calling 1-800-MONETTA and returning it to the Custodian.

SIGNATURE OF APPLICANT:

      I hereby adopt the Monetta Funds Individual Retirement Plan and Custodial Agreement. I appoint Firstar Trust Company as Custodian and agree to be bound by the provisions of the Plan and Custodial Agreement. I certify that the foregoing information is correct and that I received a copy of the Disclosure Statement relating to the Plan and custodian fees, as well as a copy of the current prospectus(es) of the Fund(s) in which my initial investment is to be made. The terms, provisions and limitations of the IRA plan and Custodial Agreement, as amended from time to time, are controlling and shall always govern all rights of myself, my Beneficiaries and all persons claiming under, by or through them, or any of them.

------------------------                 --------------------------------------
          Date                                    Signature of Applicant

THIS DOCUMENT WILL BE RETAINED BY FIRSTAR TRUST COMPANY.

B.N. 0__ __ __ __
     Internal Use Only

                                 TRANSFER FORM

                               COMPLETE THIS FORM
                  TO TRANSFER AN EXISTING IRA OR PLAN BALANCE
                            TO A MONETTA FUNDS IRA

PART I

(To be completed by investor and mailed to Firstar Trust Company, Attention:
Monetta Funds, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. If you are opening a new account, enclose a Monetta Funds IRA application.)

TO:  FIRSTAR TRUST COMPANY:

IF THIS IS A DIRECT TRANSFER FROM AN EMPLOYER'S QUALIFIED PLAN, SEE THE NOTICE ON THE BACK.

The assets received are to be invested in:

[  ]  My existing Monetta Fund IRA in _______________
                                        (Fund name)
            ______________________________ Account No. _____________.

[ ] My new Monetta IRA. (A signed IRA Application must be completed and returned with this Transfer Form.)


-------------------------------                ------------------------------
Investor's Name                                Daytime Phone

------------------------     ---------         ----------           --------
Street                       City              State                Zip Code

------------------------     ---------
Investor's Signature         Date


TO: NAME OF PRESENT CUSTODIAN/TRUSTEE:

                   -------------------------------------------------------------


Mutual Fund (if applicable)                             Acct. No.

                           ------------------------          -------------------
Address                                   Phone No.
       ------------------------------              -----------------------
       Street

       -------------------------------   ----------         -----------------
       City                              State              Zip Code

Present Custodian/Trustee:

    I have established an account under the Monetta Funds Individual Retirement Account. Please transfer the assets (cash only) indicated below to Firstar Trust Company as successor custodian.


[ ]  All Assets         [ ]  $________     only    [ ]  At maturity date of
        [ ]  Immediately (I am aware of any penalties which may occur)

--------------------------------------------------------------------------------
PART II
                      (To be completed by Firstar Trust Company)

TO: THE ABOVE-NAMED CUSTODIAN/TRUSTEE:

     Firstar Trust Company accepts its appointment as custodian for the above account. Please forward a check, as directed above by the investor, payable to:

     Firstar Trust Company, FBO
                               -------------------------------------------------
     Mail check and accompanying documents, if any, to:
     Firstar Trust Company, P.O. Box 701, Milwaukee, Wisconsin  53201-0701


                                                       Firstar Trust Company

                               IMPORTANT NOTICE

To recipients of Distributions from Qualified Retirement Plans:

    If your IRA account with us is to be funded by the rollover of a distribution from your employer's qualified retirement plan, the law requires that 20% of your distribution eligible for rollover be withheld for tax purposes unless the distribution is made payable directly to the custodian of your rollover IRA or another qualified plan.

    If you are about to receive a distribution from your employer plan which is eligible for rollover, that distribution may take one of the three forms:

    1. Your employer or plan trustee may deliver a check to you. If so, make sure the check is payable as follows:

        Monetta Funds
        Firstar Trust Company, Custodian
        A/O ____________________________ IRA Rollover
                    (your name)

    and deliver it along with a completed application to the following:

        Firstar Trust Company
        P.O. Box 701
        Milwaukee, WI  53201

    2. Your employer or plan trustee may forward your distribution directly to us. If this occurs, follow the same instructions as above.

    3. If your employer requires that an account is opened before sending the check, make sure that you have sent a completed application to Firstar Trust Company with the indication that you are about to receive a rollover.

    4. If your employer will be wiring funds to Firstar Trust Company, the wiring instructions are as follows:


           Firstar Bank Milwaukee, N.A.    For further credit to:
           ABA No. 0750-00022              ----------------------
                                           Monetta Funds


           For credit to:
           --------------                  -----------------------
           Firstar Trust Company           (Your Name)
           Account No. 112-950-027
                                           -----------------------
                                           (Account Number)

Table of Contents                                                        Page
-----------------                                                        ----
How to Open a Monetta IRA Account..................................Front Cover
Minimum Contribution...............................................Front Cover
Custodian Fees.....................................................Front Cover
Types of Accounts (General Information)...................................  2
     Regular IRA..........................................................  2
     SEP-IRA..............................................................  2
     SIMPLE-IRA...........................................................  2
     Rollover IRA.........................................................  2
Transfer From a Qualified Retirement Plan to a Monetta IRA................  3
Transfer To a Monetta IRA From Another IRA................................  3
Telephone Exchange Plan...................................................  3
Tax Benefits..............................................................  4
When Can an Account be Opened?............................................  4
Do I Pay Tax on Dividends and Distributions?..............................  4
When May I Make Withdrawals?..............................................  4
What If I Make A Withdrawal Before Age 59-1/2?............................  4
How Are Distributions Made After My Death?................................  5
Disclosure Statement......................................................  6
IRA Custodial Agreement................................................... 11
Forms:.................................................................... 14
     Application and Beneficiary Forms:................................... 14
     Transfer Form:....................................................... 16


MONETTA FUNDS
1776-A South Naperville Road
Wheaton, Illinois  60187-8133
1-800-MONETTA

CUSTODIAN
Firstar Trust Company
P.O. Box 701
Milwaukee, Wisconsin  53201-0701
1-800-241-9772

DISTRIBUTOR
Funds Distributor, Inc.
Boston, Massachusetts 02109

THIS BOOKLET IS AUTHORIZED FOR DISTRIBUTION ONLY WHEN PRECEDED OR ACCOMPANIED BY A CURRENT COMBINED PROSPECTUS OF MONETTA FUND, INC. AND MONETTA TRUST.


                                 MONETTA FUNDS

                                  Individual
                                  Retirement
                                    Account



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